Exhibit 3.105

ARTICLES OF ORGANIZATION OF PARK 5TH AVENUE DEVELOPMENT CO., LLC	FILED DONETTA DAVIDSON COLORADO SECRETARY OF STATE

The undersigned natural person of the age of eighteen years or more, acting as organizer of PARK 5TH AVENUE DEVELOPMENT CO., LLC organized and created under the provisions of the Colorado Limited Liability Company Act, hereby adopts the following Articles of Organization for said Limited Liability Company:

FIRST: The name of the Limited Liability Company shall be PARK 5TH AVENUE DEVELOPMENT CO., LLC (the “Company”).

SECOND: The purpose for which the company is organized is the transaction of any and all lawful business for which limited liability companies may be organized under the Colorado Limited Liability Company Act.

THIRD: The period of its duration shall be perpetual unless sooner dissolved.

FOURTH: The name and address of the initial Registered Agent of the Company within the State of Colorado is:

Marshall H. Fishman	20001238516 C $ 100.00
633 Seventeenth St., Suite 2700	SECRETARY OF STATE
Denver, CO 80202	12-07-2000 15:16:19

FIFTH: The management of the Company is vested in the Manager. The name and business address of the initial manager in which management is vested is:

Dale Francescon	Robert J. Francescon
633 Seventeenth Street, Suite 2700	633 Seventeenth Street, Suite 2700
Denver, CO 80202	Denver, CO 80202

SIXTH: The name and address of the organizer is:

Sandra Bonel

633 Seventeenth St., Suite 2700

Denver, Colorado 80202-3635

Signed:

DLLC 20001238516	FILED DONETTA DAVIDSON COLORADO SECRETARY OF STATE
AMENDMENT TO ARTICLES OF ORGANIZATION Form 405 Revised July 1, 2002 Filing Fee: $25.00	20021289030 C
Deliver to: Colorado Secretary of State	$25.00
Business Division	SECRETARY OF STATE
1560 Broadway - Suite 200	10-17-2002 14:47:06
Denver, CO 80202-5169 This document must be typed or machine printed. Copies of filed documents may be obtained at www.sos.state.co.us	ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to §7-80-209, Colorado Revised Statutes (C.R.S.), the individual named below causes this Amendment to the Articles of Organization to be delivered to the Colorado Secretary of State for filing, and states as follows:

The name of the limited liability company is: Park 5th Avenue Development Co., LLC

The Articles of Organization shall be amended as set forth herein (mark all that apply):

☐ There is a change in the name of the limited liability company to:

The entity name of a limited liability company must contain the term “limited liability company”, “ltd. liability company”, “limited liability co.”, “ltd. liability co.” or the abbreviation “LLC” or L.L.C.” §7-90-601(3)©, C.R.S.

☒  There is a false or erroneous statement in the articles of organization:

Article Fifth is deleted in its entirety and is replaced by the following Article Fifth:

“The management of the Company is vested in the Members. The name and the business address of the Member in which management is vested is as follows:

Century Communities Colorado, LLC

5975 Greenwood Plaza Blvd., Suite 105

Greenwood Village, CO 80111.”

The (a) name or names, and (b) mailing addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Marshall H. Fishman, 633 17th Street, Suite 2700, Denver, CO 80202.

OPTIONAL. The electronic mail and/or Internet address for this entity is/are:

e-mail:                                              Web site:

The Colorado Secretary of State may contact the following Authorized person Regarding this document:
name Kathleen Busch	address 633 17th, Street, Suite 2700, Denver, CO 80202
voice 303-383-7630	fax 303-292-1300 e-mail kbusch@lrflegal.com

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.